Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Variable Portfolio - Select Series, Inc.:
     AXP Variable Portfolio - Core Equity Fund


We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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     KPMG LLP
     Minneapolis, Minnesota
     February 22, 2005